**SECOND ADDENDUM TO LICENCE AGREEMENT DATED August 20th, 2021 ("the Agreement")**

Following the addendum, effective February 16, 2022 (First Addendum), to the MLR-1023 license agreement entered into on August 20, 2021 (the Agreement), this second addendum is entered into this 18th day of July, 2022 ("Second Addendum") by and between Adhera Therapeutics Inc. ("Adhera") and Melior Pharmaceuticals I, Inc. ("Melior"). The Agreement was due to terminate June 16, 2022 pursuant Section 16.7 of the Agreement and the First Addendum, as certain conditions set forth in the First Addendum were not met. Both Adhera and Melior have agreed to extend the term of Section 16.7 of the Agreement by an additional 230 days (the Period), to February 1, 2023 subject to the terms listed below:

1. By August 1, 2022 Adhera will pay Melior Pharma I, $136,921.10 as a License payment.
2. During this Period Adhera will maintain the full-time employment of the Chief Scientific Officer who was recently hired pursuant to the First Amendment.
3. During this Period, Adhera will continue to engage with Aegis Capital on activities aimed at providing an up-listing event for Adhera.
4. By the end of this Period, Adhera will have raised a minimum of an additional $500,000 providing working capital for ongoing up-listing preparatory activities.
5. During this Period, Adhera will not in-license any additional assets other than those which it has already in-licensed (MLR-1023 and MLR-1019) except for the Taxeme compound (PGT) previously mentioned in the second amendment. However, no funds will be expended on discovery or development of the Taxeme compound during this period.
6. By the end of this Period, Adhera will have resumed engagement with Davos Pharmaceutical Manufacturing and Maladi Drugs & Pharmaceuticals such that the initial steps of MLR-1019 API manufacture have been initiated.

Both Parties agree to work diligently and in good faith in order to fulfill the requirements of the original agreement.

**ACCEPTED AND AGREED:**

**Adhera Therapeutics INC.**

By: Andrew Kucharchuk

Name: Andrew Kucharchuk

Title: President and CEO

**Melior Pharmaceuticals I, INC.**

By: [signature]

Name: Andrew Reaume

Title: President & CEO